UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

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CHARGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 921-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, on April 27, 2023, Andrew Fox, Chairman and CEO of Charge Enterprises, Inc. (“Charge” or the “Company”), will participate at the Ladenburg Thalmann Technology Expo 2023. Mr. Fox will talk about the vision and strategy of the Company including insights into how senior leadership views the future earnings potential of its EV charging infrastructure business, Charge Infrastructure, including taking into consideration the impact of typical industry fees and margins. His comments will elaborate on the March 1, 2023, Management Presentation that is available on the Company’s website (https://www.charge.enterprises/presentations). In addition, Mr. Fox will share that the Company intends to achieve its goal of working with at least 1,000 of the automotive dealerships in the U.S. by the end of 2025. As of March 31, 2023, Charge has achieved approximately 15% of that goal.

Mr. Fox’s presentation is scheduled for 10:30 am Eastern Time on April 27, 2023. The live webcast will be available at https://wsw.com/webcast/ladenburgg/crge/2394189 and will be archived on the Company’s website on the Investor Relations page at https://www.charge.enterprises/investors.

The information furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any other filing by us under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: April 24, 2023

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer

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